THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE ISSUER.

MERRIMAN HOLDINGS, INC.

SECURED PROMISSORY NOTE

$ __________, 2010

San Francisco, California

FOR VALUE RECEIVED, and upon and subject to the terms and conditions set forth herein, MERRIMAN HOLDINGS, INC., a Delaware corporation (“Issuer”), hereby promises to pay to the order of   Ronald l. Chez, an individual (together with his permitted successors and assigns, “Holder”), the principal sum of ONE MILLION FIFTY THOUSAND DOLLARS (U.S. $1,050,000) on the Maturity Date, together with interest as provided herein.

1.             Maturity Date.  This Note shall be due and payable in two tranches s follows: (i) with respect to NINE HUNDRED FIFTY THOUSAND DOLLARS ($950,000), on January 19, 2011, and (ii) with respect to ONE HUNDRED THOUSAND DOLLARS ($100,000), on February 28, 2011.  For the avoidance of doubt, this Note will mature, and any remaining amounts due hereunder will be due and payable in full, on February 28, 2011 (the “Maturity Date”).

2.             Interest.  From and after the date hereof, all outstanding principal of this Note will bear interest on the outstanding principal balance of Twenty Nine and Two Tenths Percent (29.2%) pre annum comprising.  Upon the occurrence and during the continuance of any Event of Default (as hereinafter defined) under this Note, all outstanding principal of this Note shall bear interest at the rate of 35% per annum. All accrued but unpaid interest on this Note shall be payable on the Maturity Date or on such earlier date as this Note shall be prepaid.

3.           Additional Consideration.  As additional consideration to Holder, and a material inducement to Holder to loan funds to the Issuer pursuant to this Note, Issuer agrees to pay the Holder (i) a cash fee equal to Fifteen Thousand Dollars ($15,000) (the “Disbursement Fee”); and (ii) Fifty Thousand 50,000 shares of the Issuer’s Series D Preferred Stock (the Series D Shares”).  The Disbursement Fee shall be due and payable on the Maturity Date.  The Series D Shares shall be due and payable on the Maturity Date.

4.           Series D Shares.  Issuer hereby represents and warrants that the Series D Shares will be duly authorized, validly issued, fully paid and non-assessable upon issuance.  The Series D Shares will not be registered under the Securities Act of 1933, as amended, and will carry legends restricting resale.

5.           Cash Prepayment. At any time prior to repayment of this Note, the Issuer may elect to repay all or a portion of the outstanding principal and any accrued interest on this Note in cash without notice of prepayment.

6.           No Rights as a Shareholder.  This Note, as such, shall not entitle Holder to any rights as a stockholder of Issuer.

7.           Security.  As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the obligations under this Note and in order to induce the Holder to cause the loan evidenced by this Note to be made, the Issuer hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Holder, and hereby grants to the Holder, a security interest in and right of setoff against all of such Issuer’s right, title and interest in, to and under the accounts receivable listed on Exhibit A hereto, whether now or hereafter existing or acquired, together with all proceeds, rents, profits and returns of and from any of the foregoing (including, without limitation any insurance proceeds from the foregoing).”  Issuer hereby consents to the filing of a UCC-1 Financing Statement with the California Secretary of State perfecting this security interest.

8.         Transfer.  Purchaser may transfer this Note in compliance with applicable U.S. federal and state and/or foreign securities laws.

9.           Events of Default.  If there shall be any Event of Default hereunder, at the option and upon the declaration of and upon written notice to Issuer (which declaration and notice shall not be required in the case of an Event of Default under Section 7(a), 7(c) or 7(d)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable.  Subject to the provisions hereof, Holder shall have all rights and may exercise any remedies available to it under law, successively or concurrently.  Immediately after an Event of Default (as hereinafter described), Holder shall be authorized to direct all of the account debtors of the pledged accounts receivable hereunder to make all payments on such accounts receivable directly to Holder or to a post office box (the “Lock Box”) held at and under the exclusive control of Holder and Issuer irrevocably hereby makes, constitutes and appoints Holder (and all persons designated by Holder for that purpose) as such Issuer’s true and lawful attorney and agent-in-fact (i) to endorse such Issuer’s name upon said items of payment and/or proceeds of such collateral; (ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) to have access to any Lock Box into which any of such Issuer’s mail is deposited, and open and process all mail addressed to such Issuer and deposited therein.” The occurrence of any one or more of the following shall constitute an Event of Default:

(a)           Issuer fails to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note on the date due and any such payment described in (i) or (ii) above shall not have been made within five (5) business days of the date due;

(b)           Issuer fails to perform any covenant under this Note in a timely manner after Issuer's receipt of Holder's written notice to Issuer of such failure;

(c)           Issuer (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) is unable, or admits in writing its inability, to pay its debts generally as they mature; (iii) makes a general assignment for the benefit of its or any of its creditors; (iv) is dissolved or liquidated in full or in part; (v) becomes insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) takes any action for the purpose of effecting any of the foregoing;

(d)       Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Issuer or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Issuer or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect are commenced and an order for relief entered or such proceeding is not be dismissed or discharged within thirty (30) days of commencement;

(e)        Issuer is in default under any indebtedness of Issuer in excess of One Hundred Thousand Dollars ($100,000) (“Material Indebtedness”) or in the performance of or compliance with any term of any evidence of any such indebtedness or of any mortgage, indenture or other agreement relating thereto the effect of which is to cause such indebtedness  to become due and payable before its stated maturity or before its regularly scheduled dates of payment, and such default, event or condition continues for more than the period of grace, if any, specified therein and not waived pursuant thereto; provided, however, that for purposes of this Section 4.5, indebtedness shall not include trade payables, compensation to employees, officers or directors or other obligations arising in the ordinary course of the business of the Issuer.

10.          Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Issuer, to: Merriman Holdings, Inc., 600 California Street, 9th Floor, San Francisco, California 94108, Attention: Chief Financial Officer, telecopier: (415) 415-248-5690, (ii) if to the Holder to: the address and telecopier number on file with Issuer, as may be updated at Holder’s written request from time to time.

11.          Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of State of Illinois located in Cook County or in the federal courts located in the Northern District of Illinois. The parties and the individuals executing this Note and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

          IN WITNESS WHEREOF, Issuer has caused this Note to be duly executed by an authorized signatory as of the date first written above.

MERRIMAN HOLDINGS, INC.

By:
Name:
Title:

Exhibit A

Accounts Receivable

	KEYW	GeoEye, Inc.	Entropic	Quantum Corp	Total
AR-Value	720,000	63,281	166,719	100,000	1,050,000